UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) (May 20, 2013) May 24, 2013

MGT Capital Investments, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-26886	13-4148725
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Mamaroneck Avenue, Suite 204, Harrison, NY 10528

(Address of principal executive offices, including zip code)

(914) 630-7431

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry into a Material Definitive Agreement

On May 20, 2013, the Company entered into Warrant Waiver Agreements with four (4) holders of Warrants who collectively hold more than 60% of the Warrants issued on October 29, 2012. As per the original Warrants, approval of the holders of 60% of the Warrants triggers the modification in all Warrants in the series. The change addresses the ability of warrant holders to redeem the Warrants for cash in a “Fundamental Transaction” as defined in the warrant to provide that the Warrant holders shall not have the right to redeem the Warrants for cash in any Fundamental Transaction that is not approved by the Company’s Board of Directors or that occurs in a transaction or as a result of an event that was not in the Company’s sole control. The modification changes the accounting treatment of the Warrants. The Company committed to issue an aggregate of 100,000 shares of its common stock in consideration for the modification. The original Warrants were filed as Exhibit 10.3 to the Company’s Form 8-K filed on October 25, 2012.

On May 20, 2013, the Company also modified the Warrant granted to J&S Gaming to eliminate a resulting ratchet in such warrant. The Company paid the holder $25,000 in consideration for the modification.

ITEM 2.01	Completion of Acquisition or Disposition of Assets

On May 20, 2013, MGT Capital Investments, Inc. (the “Company”) closed the acquisition (the “Acquisition”) of 63.12% of the outstanding membership interests of FanTD, LLC. The execution of the Securities Purchase Agreement had been disclosed in an 8-K dated April 26, 2013. The Company purchased the interests from Michael Mosiello, Jonathan Licata, George Licata, Christopher Hutter, Prostar Enterprises, Inc., Louis Venturino, Brian Mosiello, Kenneth Hutter, Nicholas Costa, Frank Mongero, Jr. and E&R Polishing Corp. (collectively, the “Sellers”). The Company had no pre-existing relationship with any of the Sellers, except that Louis Venturino is the brother-in-law of Robert Traversa, the Company’s Treasurer and Chief Financial Officer. By virtue of his ownership of interests of FanTD, LLC, Mr. Venturino received his pro forma portion of the Purchase Price. The Company issued an aggregate of 600,000 shares of its common stock to the Sellers and made a cash payment of $202,500 to certain of the Sellers (the 600,000 shares and the cash payment is collectively referred to as the “Purchase Price”) as consideration for the 63.12% of FanTD, LLC. The Sellers each received a portion of the Purchase Price based on their respective ownership of FanTD, LLC.

The Company utilized existing cash to pay the cash portion of the Purchase Price. The Company has determined that that Acquisition constitutes a significant acquisition from an accounting perspective and accordingly will file the requisite financial statements within the prescribed time period.

Item 9.01	Financial Statements and Exhibits

10.1	Securities Purchase Agreement dated April 22, 2013. Previously filed in the Form 8-K dated April 26, 2013.

10.2	Form of Warrant Waiver Agreement.

99.1	The required financial statements will be filed by Amendment to this Form 8-K within the prescribed time period.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: May 24, 2013

MGT Capital Investments, Inc.

By:	/s/ Robert B. Ladd
Name: Title:	Robert B. Ladd President and Chief Executive Officer